UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 21, 2007

Western Reserve Bancorp, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	000-51264	31-1566623
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4015 Medina Road, Suite 100, Medina, Ohio		44256
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	330-764-3131

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 21, 2007, upon the recommendation of the Compensation Committee, the Board of Directors of Western Reserve Bancorp, Inc. approved an Amendment to Article VI, Section 6.4, of the Western Reserve Bancorp, Inc. 1998 Stock Option Plan. The Amendment permits an Optionee, upon written request to the Compensation Committee of the Board of Directors, to request a "cashless exercise" of an Option. Furthermore, the Company can require that the Participant satisfy federal, state and local tax withholding requirements attributable to the Exercise by either remitting an amount of cash sufficient to satisfy the withholding requirements, or by requesting that the Company withhold from any shares of Stock issued in association with the Option exercise, the number of shares having a Fair Market Value as of the date the tax is determined equal to the amount to be withheld. The complete Amended and Restated Western Reserve Bancorp, Inc. 1998 Stock Option Plan is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

The Amended and Restated Western Reserve Bancorp, Inc. 1998 Stock Option Plan is attached hereto as Exhibit 99.1.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Western Reserve Bancorp, Inc.

June 26, 2007	By:	Cynthia A. Mahl

Name: Cynthia A. Mahl
Title: Senior Vice President

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Exhibit Index

Exhibit No.	Description

99.1	Amended and Restated Western Reserve Bancorp, Inc. 1998 Stock Option Plan